                      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

                  AMENDMENT NO. 1, dated as of May 23, 2003 (the "Amendment"), to the Deposit Agreement dated as of March 12, 2001 (as so amended hereby, the "Deposit Agreement"), among Yukos Oil Company, incorporated under the laws of the Russian Federation (the "Company"), Deutsche Bank Trust Company Americas, as depositary (the "Depositary"), and all holders from time to time of American depositary receipts ("Receipts") issued thereunder.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

     WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and Receipts.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

     SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, dated as of March 12, 2001 as further amended by this Amendment.

     SECTION 2.02. Section 1.3 of the Deposit Agreement is amended by replacing "fifteen" with "four".

                                   ARTICLE III

                        AMENDMENTS TO THE FORM OF RECEIPT

     SECTION 3.01. The face of the form of Face of Receipt is amended by replacing "fifteen" with "four".

     SECTION 3.02. The first paragraph of the form of Face of Receipt is amended by replacing "fifteen" with "four".

     SECTION 3.03. The form of Receipt shall be in the form set forth as Exhibit A hereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

     (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

     (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Russian Federation, neither of such agreements need to be filed or recorded with any court or other authority in the Russian Federation, nor does any stamp or similar tax or governmental charge need to be paid in the Russian Federation on or in respect of such agreements; and

     (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of May 23, 2003. (the "Effective Date").

     SECTION 5.02. Outstanding Receipts. Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

     SECTION 5.03. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.8 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

     IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.


                                           YUKOS OIL COMPANY


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                           DEUTSCHE BANK TRUST COMPANY
                                           AMERICAS


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                       FORM OF AMERICAN DEPOSITARY RECEIPT

         IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF YUKOS CORP. IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE. HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

         THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION WILL NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

                                                       (Each American Depositary
                                         Share represents four deposited Shares)

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                         REPRESENTING ORDINARY SHARES OF

                                   YUKOS CORP.
       (A corporation organized under the laws of the Russian Federation)

     Deutsche Bank Trust Company Americas as depositary (hereinafter called the "Depositary"), hereby certifies that ___________________, or registered assigns IS THE HOLDER OF _______________________ AMERICAN DEPOSITARY SHARES representing shares of Common Stock (herein called "Share(s)") of YUKOS Corp., a corporation organized under the laws of the Russian Federation (herein called the "Company"). At the date hereof, each American Depositary Share represents four
(4) Shares deposited or subject to deposit under the Deposit Agreement.

          THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS LOCATED AT
                      60 WALL STREET, NEW YORK, N.Y. 10005

     1. THE DEPOSIT AGREEMENT.

     This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of March 12, 2001 (such Deposit Agreement as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts representing American Depositary Share(s) (herein called "ADS(s)") issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the Moscow, Russian Federation Office of Deutsche Bank AG, as custodian (the "Custodian").

     The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

     2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

     Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement and the Charter of the Company, and upon payment of related fees and charges of the Depositary as described in Paragraph 7, the Holder hereof is entitled to delivery, to him or upon his order, at the principal office of the Custodian of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made by (a)(i) the delivery of certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him or (ii) other documents evidencing title (including extracts from the Share Register) in the name of such Holder or as ordered by such Holder, and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay, at the office of the Custodian. At the request, risk and expense of the Holder, the Depositary may deliver Deposited Securities (other than Shares) at the Corporate Trust Office. The Company shall ensure that transfer and recordation of the Deposited Securities into the name of the Holder or as directed by such Holder is effected within three (3) Business Days of the Russian Share Registrar's receipt of such documentation as may be required by applicable law and regulation and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as applicable thereafter.

     A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to the terms of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or other cash distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

     The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

     At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

     No surrender of Receipts for the purpose of withdrawal of Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of the Russian Federation.

     3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS. Subject to the terms and conditions of the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt duly stamped (as may be required by law), properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable taxes or other governmental charges, and the fees and expenses of the Depositary related to such registration of transfer as set forth in Paragraph 7 hereof and duly stamped as may be required by applicable law, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. Upon satisfaction of the conditions described above, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto. This Receipt may, upon the terms and conditions of the Deposit Agreement, be split into other Receipts, or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the

Receipt a sum sufficient to reimburse it for any tax (including, without limitation, amounts in respect of any applicable transfer taxes) or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require proof of compliance with any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in the Russian Federation and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Paragraph 3.

     The delivery of Receipts against the deposit of Shares generally or against the deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-ups of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in their reasonable discretion at any time or from time to time because of any requirement of law or of any government or quasi-governmental body or commission or any securities exchange or automated quotation system on which the American Depositary Shares may be listed, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended, only as permitted in General Instruction I.A. (1) to Form F-6 (as such instruction may be amended from time to time) in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.

     4. LIABILITY OF HOLDER OR BENEFICIAL OWNER FOR TAXES.

     If any tax (including, without limitation, any transfer taxes) or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer (or any combination or split-up) of this Receipt or, subject to Paragraph 23 hereof, any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner hereof shall remain liable for any deficiency.

     The Holder and Beneficial Owner (if any) hereof agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

     5. REPRESENTATIONS AND WARRANTIES ON DEPOSIT OF SHARES.

     Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are duly authorized, validly issued, fully paid, non-assessable, legally obtained by such person and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares are
(a) not Restricted Securities (as defined in the Deposit Agreement) and (b) not subject to any unfulfilled requirements of the laws of the Russian Federation. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing the Shares, and in their sole and absolute discretion, to take any and all actions necessary to correct the consequences thereof.

     6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

     Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time (i) to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or any other information the Custodian, the Depositary, or the Company may deem necessary or appropriate as evidence of compliance with all applicable laws and regulations, and (ii) to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or appropriate. Any such person shall be required to comply with requests by the Company for information as to the capacity in which such person owns Receipts and Shares, the identity of any other person interested in any such Receipt or Share, and the nature of such interest. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or, subject to the terms of Paragraph 23 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Depositary's reasonable satisfaction.

     7. CHARGES OF DEPOSITARY.

     The Company agrees to pay or reimburse the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar in accordance only with agreements in writing entered into between the Depositary and the Company from time to time. The right of the Depositary to receive payments reimbursements under this Paragraph 7 shall survive the termination of the Deposit Agreement.

     The following charges shall be incurred by the Holders and Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Paragraph 12 hereof and to the terms of the Deposit Agreement), whichever is applicable: (1) taxes (including, without limitation, any amounts in respect of any applicable stamp tax and other governmental charges), (2) such transfer or registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Paragraph 14 hereof and to the terms of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Paragraph 14 hereof and to the terms of the Deposit Agreement and the surrender of Receipts pursuant to Paragraphs 2, 12 and 21 hereof and the terms of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, (7) a fee of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to Paragraph 3, (8) a fee for the distribution of securities pursuant to Paragraph 7 hereof and to the terms of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders, and (9) a fee of $0.01 or less per ADS (or portion thereof) per year to cover such expenses as are incurred for inspections by the Depositary, the Custodian or their respective agents of the Share Register maintained by the Russian Share Registrar (which fee shall be assessed against Holders of record as of the date set by the Depositary in accordance with Section 4.06 of the Deposit Agreement not more often than once each calendar year).

     8. PRE-RELEASE OF RECEIPTS.

     Notwithstanding anything to the contrary in this Receipt or in the Deposit Agreement but subject to the terms and conditions thereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares (a "Pre-Release"). The Depositary may deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) Business Days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate, and may change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary reasonably deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

     The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

     9. TITLE TO RECEIPTS.

     It is a condition of this Receipt and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York (subject to satisfying the requirements of the Deposit Agreement); provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes. Neither the Depositary nor the Company shall have obligation under the terms hereof or of the Deposit Agreement to any Beneficial Owner or Holder of any Receipt issued pursuant to the Deposit Agreement unless such person is registered as the Holder thereof.

     10. VALIDITY OF RECEIPT.

     This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, however, that if a Registrar for the Receipts shall have been appointed this Receipt shall be countersigned by the manual signature of a duly authorized officer of the Registrar. Such signature of this Receipt by manual signature shall be conclusive evidence, and the only evidence, that this Receipt has been duly executed and delivered under the terms hereof, and of the Deposit Agreement.

     11. REPORTS; INSPECTION OF TRANSFER BOOKS.

     The Company furnishes the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Exchange Act. These reports and documents can be inspected and copied at public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

     12. DIVIDENDS AND DISTRIBUTIONS.

     Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to Paragraph 15 hereof and shall, subject to this Paragraph 12, convert such dividend or distribution into Dollars (if not paid in Dollars), as promptly as practicable, and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and any taxes or other governmental charges paid or payable in conjunction with such conversion), as promptly as practicable, to the Holders as of the ADS Record Date (as herein defined), in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holder of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Holders entitled thereto, and any balance not so distributable shall be retained by the Depositary (without liability for interest thereon) for inclusion with funds received by the Depositary thereafter in respect of the Deposited Securities for distribution to Holders of Receipts then outstanding. The Depositary or the Company or their respective agents may (but shall not be obligated to) file any reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

     Subject to the terms of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution in cash, Shares or Rights under the terms of the Deposit Agreement the Depositary shall establish an ADS Record Date pursuant to the terms of Paragraph 15 hereof, and shall cause the securities or property received by it to be distributed as promptly as practicable to the Holders as of the ADS Record Date, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and any taxes or other governmental charges paid or payable in conjunction with such sale or distribution) shall be distributed by the Depositary to the Holders entitled thereto, all in the manner described above in this Paragraph 12.

     If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall establish an ADS Record Date pursuant to the terms of

Paragraph 15 hereof, and may, and will if the Company so requests, distribute as promptly as practicable to the Holders of outstanding Receipts as of the ADS Record Date, in proportion to the number of American Depositary Shares held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement and of this Receipt with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in this Paragraph 12 and the payment of the fees and expenses of the Depositary as provided in Paragraph 7 hereof. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. In lieu of delivering Receipts for fractional American Depositary Shares the Depositary may, in its discretion, sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale as if such proceeds were a cash distribution. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

     13. RIGHTS.

     In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, upon receipt of timely notice thereof and after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its reasonable discretion that it is lawful and practicable to make such rights available to all or certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

     In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Shares evidenced by the American Depositary Shares held by such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that the Company has elected in its sole discretion to permit such rights to be exercised.

     If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to the terms of the Deposit Agreement, and shall, pursuant to the Deposit Agreement, execute and deliver Receipts to such Holder.

     If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the proceeds of such sales (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise. Any such proceeds shall be distributed in accordance with as would a cash distribution under Paragraph 12 hereof.

     The Depositary will not distribute rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Holders or are registered under the provisions of such Act; provided, that nothing in this Receipt or in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company or the Depositary to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion acceptable to it from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

     Subject to Paragraph 18 hereof, the Depositary shall not be responsible for any good faith failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

     There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.

     14. CONVERSION OF FOREIGN CURRENCY.

     Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars and such

Dollars (net of any fees, expenses, taxes or other governmental charges incurred in the process of such conversion) shall be distributed, as promptly as practicable, to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

     If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license, if any, as it may deem necessary. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

     If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not readily obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to the Holders entitled to receive such foreign currency, or (ii) hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

     If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and (ii) distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

     15. RECORD DATES.

     Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (the "ADS Record Date") as close as practicable to the record date fixed by the Company with respect to the Shares (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (iii) to act in respect of any other matter or (iv) responsible for the fee assessed by the Depositary for inspection of the Share Register maintained by the Russian Share Registrar, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to Paragraph 12 hereof and to the provisions of the Deposit Agreement, the Holders at close of business in New York on such ADS Record Date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

     16. VOTING OF DEPOSITED SECURITIES.

     Upon receipt of timely notice of any meeting of holders of Shares or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to Paragraph 15 hereof and shall, as soon as practicable thereafter and if requested in writing by the Company, mail to the Holders of Receipts a notice in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from the Company, (b) a statement that the Holders of Receipts as of the ADS Record Date will be entitled, subject to any applicable provision of the laws of the Russian Federation , the terms of the Deposit Agreement and of Charter of the Company, to instruct the Depositary as to the exercise of the voting rights (or right to consent to or to grant a proxy), if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt as of such ADS Record Date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt(s) in accordance with the instructions set forth in such request. Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, vote any Shares other than an integral number thereof, or vote Shares in a manner that would be inconsistent with applicable law. Shares evidenced by Receipts for which no specific voting instructions have been received shall not be voted and shall not be registered on the Shareholders meeting. Instructions in respect of any ADS shall be deemed to have been received only if received in accordance with the terms of the Deposit Agreement and of this Receipt. The Company agrees to provide timely notice to the Depositary which will enable the timely notification of Holders as to limitations on the ability of the Depositary to vote a particular ADS according to the voting instructions received in regard to such ADS.

     17. CHANGES AFFECTING DEPOSITED SECURITIES.

     In circumstances other than a distribution in Shares, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall, to the extent permitted by applicable laws, be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall (to the extent permitted by law) thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, but shall not without first receiving from counsel of Company an opinion, which shall be satisfactory to the Depositary, that such delivery would not violate any applicable law or regulation, execute and deliver additional

Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

     18. LIABILITY OF THE COMPANY AND DEPOSITARY.

     Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Russian Federation, or any other country, or of any governmental or regulatory authority, stock exchange or automated quotation system, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or Affiliates incur any liability to any Holder or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Neither the Depositary nor the Company shall incur any liability in the case that any or all holders of Deposited Securities benefit from any distribution, offering, right or other benefit which is not, under the terms of the Deposit Agreement, made available to any or all Holder(s) or Beneficial Owners of American Depositary Shares issued hereunder. Where, by the terms of a distribution pursuant to the terms of the Deposit Agreement, or an offering or distribution pursuant to the terms of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

     Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable to the Company, any Holder or Beneficial Owner or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of Cash or Other Distributions with respect thereto as a result of (a) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or its or their respective directors, employees, agents or affiliates, (b) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (c) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (d) any provision of any present or future Charter of the Company or any other instrument of the Company governing Deposited Securities,
(e) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof or (f) any act of God or war or other circumstances beyond its control. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, employees, agents and Affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel, but excluding any form of tax, fee, or other governmental charge upon any stock transfer or registration owed by any party other than the Company which shall be reimbursed only as provided in the penultimate sentence of this paragraph) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and Affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates.

     19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

     The Depositary at any time may resign as Depositary hereunder by written notice of its election so to do delivered to the Company. The Depositary at any time may be removed by the Company by written notice of such removal. Notwithstanding anything to the contrary contained herein, in case at any time the Depositary acting hereunder shall resign or be removed, it shall continue to act as Depositary for the purpose of terminating this Deposit Agreement pursuant to Section 6.02 of the Deposit Agreement and Paragraph 21 of this ADR. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

     The Depositary may from time to time appoint one or more entities as Custodian. The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. The Depositary shall notify the Company promptly after the appointment of replacement or additional Custodian hereunder. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it, and any rewards pertaining thereto, to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

     20. AMENDMENT.

     This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holder or Beneficial Owner hereof. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of the Holder hereof shall, however, not become effective as to this Receipt until the expiration of thirty days after notice of such amendment shall have been given to the Holder hereof. The Holder and Beneficial Owner hereof agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for
(a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold this Receipt and the ADSs represented thereby, to consent and agree to such amendment and to be bound by this Receipt and by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder or Beneficial Owner of this Receipt to surrender this Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require the amendment or supplement of this Receipt or of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Receipt and the Deposit Agreement at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement hereof or of the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

     21. TERMINATION OF DEPOSIT AGREEMENT.

     Upon the resignation or removal of the Depositary pursuant to Section 5.04 of these Deposit Agreement, the Depositary may, and shall at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Paragraph 2, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the terms of the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for certain obligations to the Depositary described therein.

     22. DISCLOSURE OF INTERESTS; OWNERSHIP RESTRICTIONS.

     Notwithstanding any other provision of the Deposit Agreement or of this Receipt, the Charter of the Company or applicable law in the Russian Federation, each Holder and Beneficial Owner agrees to (a) provide such information as the Company may request pursuant to the laws in the Russian Federation, any applicable law of the United States, the Articles of Association of the Company, any resolutions of the Company's Board of Directors adopted pursuant to such Articles of Association, the requirements of any markets or exchanges upon which the ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred, and (b) be bound by and subject to applicable provisions of the laws of the Russian Federation , the Articles of Association of the Company and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly.

     Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company's sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner's American Depositary Shares (including voting rights and certain rights as to dividends in respect of the Shares represented by such American Depositary Shares). The Depositary agrees to comply with any instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

     In the event that the Company determines that there has been a failure to comply with the applicable reporting requirements with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to the laws of the Russian Federation by a court of competent jurisdiction or the Charter of the Company, the Company shall so notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities. The Depositary shall have no liability for any actions taken in accordance with such instructions.

     23. COMPLIANCE WITH U.S. LAWS.

     Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A. (1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

     24. AGENTS.

     The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment. With respect to any and all losses, damages, costs, judgments, expenses and other liabilities (including reasonable attorneys' fees and expenses) (collectively referred to as "Losses") incurred by any Holder or Beneficial Owner as a result of the acts or failure to act by such agent or attorney (or, in the case of the Custodian, only such damages as are described below), the Depositary, to the extent it shall receive indemnification and security acceptable to it from such Holder or Beneficial Owner, may take appropriate action to recover such Losses from such agent or attorney and, to the extent is takes such action and recovers any amounts, as promptly as practicable shall distribute any amounts so recovered (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian) to the Holders and Beneficial Owners entitled thereto; and the Depositary's sole responsibility and liability to such Holders and Beneficial Owners shall be limited to amounts so received from such agent or attorney (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian).

     The liability of the Custodian is set forth in the Custody Agreement between the Depositary and the Custodian (the "Custody Agreement"). Under the terms of the Custodian Operating Agreement, the Custodian is only liable for its breach of the Custody Agreement, its gross negligence, willful default or fraud in connection with the performance of its obligations thereunder and for loss of Shares or funds held in custody under the Custody Agreement. In each case, the liability of the Custodian with respect to the loss of Shares or funds will be limited to direct (but not indirect, including consequential) losses incurred by Holders and Beneficial Owners.

     Moreover, only the Depositary, acting on behalf of Holders and Beneficial Owners, will be permitted to bring claims against the Custodian in respect of such losses incurred by Holders and Beneficial Owners as a result of the acts of, or the failure to act by, the Custodian. Any such claims by the Depositary against the Custodian will be resolved exclusively by arbitration. The Depositary agrees to promptly remit to Holders any amounts recovered from such claims (exclusive of costs and expenses incurred by the Depositary in connection with recovering such losses which are not reimbursed by the Custodian). The Depositary shall have no other responsibility or liability to Holders or Beneficial Owners with respect to the acts of, or the failure to act by, the Custodian or for the unavailability of the Shares or the failure to make any distribution of cash or property with respect thereto as a result of such unavailability.


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


     The liability of the Custodian for such losses incurred by Holders and Beneficial Owners, the obligation of the Depositary to bring claims against the Custodian for such losses and the method by which such claims may be brought are subject to the terms and conditions of the Custody Agreement, a copy of which is available from the Depositary upon the written request of any Holder.

     25. REGISTRATION OF SHARES; RUSSIAN SHARE REGISTRAR; SHARE REGISTER. (a) In the Deposit Agreement the Company designated and appointed [M-Reestr JSC], in the Russian Federation, as its Russian Share Registrar in respect of the Shares and Deposited Securities. The Company further agreed to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs or ADRs remain outstanding hereunder or the Deposit Agreement remains in force.

     (b) In the Deposit Agreement, the Company agreed that it shall, at all times:

     (i) take any and all action necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;

     (ii) provide or use its best efforts to cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Registrar during ordinary business hours in Moscow, the Russian Federation, in such manner and upon such terms and conditions as the Depositary, in its reasonable discretion, may deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its reasonable discretion, deems sufficient);

     (iii) use its best efforts to cause the Russian Share Registrar promptly (and, in any event, within three Business Days of the Russian Share Registrar's receipt of such documentation as may be required by applicable law and regulation and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as practicable thereafter) to effect the re-registration of ownership of Deposited Securities in the Share Registrar in connection with any deposit or withdrawal of Shares or Deposited Securities under this Deposit Agreement;

     (iv) permit and use its best efforts to cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

     use its best efforts to cause the Russian Share Registrar promptly to notify the


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


Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of this Deposit Agreement relating to it (including, without limitation, Section 7.10 of the Deposit Agreement); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds Shares of the Company for its own account; or (E) has materially breached the provisions of this Deposit Agreement relating to it (including, without limitation, Section 7.10 of the Deposit Agreement) and has failed to cure such breach within a reasonable time.

     (c ) The Company agrees that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of Cash or Other Distributions (as hereinafter defined) with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates,
(ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

     (d) The Depositary agrees for the benefit of Holders and Beneficial Owners that the Depositary or the Custodian shall confirm regularly (and in any event not less than monthly) the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement. The Company and the Depositary agree that, for the purposes of the rights and obligations under this Deposit Agreement of the parties hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement. The Depositary agrees that it will instruct the Custodian to maintain custody of all duplicate share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents pursuant to Section 7.10(b). In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if the Depositary has knowledge of such discrepancy, the Depositary shall notify the Company promptly. In event of discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company agrees that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, and the number of Shares reflected in the records of the Russian Share Registrar differs by more than one-half of one percent from the number of Shares reflected in the records of the Depositary or the Custodian, promptly instruct the Depositary to notify the Holders of the existence of such discrepancy. Upon receipt of the Company's instruction to notify the Holders of such discrepancy, the Depositary shall give such notification promptly to the Holders pursuant to the notice provisions of the Deposit Agreement (it being understood that the Depositary at any time may give such notification to the Holders, whether or not it has received instructions from the Company) and shall promptly cease issuing ADRs until such


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



time as, in the opinion of the Depositary, such records have been appropriately reconciled.

     26. ARBITRATION; SETTLEMENT OF DISPUTES; WAIVER OF IMMUNITIES. (a) Any controversy, claim or cause of action brought by any party hereto against the Company arising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs or this Deposit Agreement, or the breach hereof or thereof, shall be referred to, and finally resolved by, arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (the LCIA Rules) in effect on the date of this Agreement, which Rules are deemed incorporated by reference into this paragraph. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third party litigation to which the Depositary is a party and to which the Company may be properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further, that any such controversy, claim or cause of action relating to or based upon the provisions of the federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in Section 7.11 of the Deposit Agreement. The place of the arbitration shall be London, England, and the language of the arbitration shall be English.

     The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy or cause of action. If such alignment and appointment shall have not occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, the London Court of International Arbitration shall appoint the three arbitrators. The parties and the London Court of International Arbitration may appoint from among the nationals of any country, whether or not a party is a national of that country, provided, however, that the chairman of the arbitral tribunal shall not have the same nationality as the Company or the Depositary unless there is express written agreement otherwise.

     The arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

     (b) Any controversy, claim or cause of action rising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs or this Deposit Agreement not subject to arbitration shall be litigated in the federal and state courts in the Borough of Manhattan.

     (c) The provisions of this paragraph (25) shall survive any termination of the Deposit Agreement, in whole or in part.

     (d) In the Deposit Agreement, the Company appointed CT Corporation System (the "Agent"), presently having its office at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as the Company's authorized agent upon which process may be served in any suit or proceeding (including, but not limited to, any arbitral proceeding as contemplated by Section 7.11 of the Deposit Agreement) arising out of or relating to the Shares or Deposited Securities, the ADSs, the ADRs or this Agreement, (ii) consents and submits to the jurisdiction of any court in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such Agent of its appointment. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs or ADRs remain outstanding or this Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by established overnight courier service, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed. The Company hereby irrevocably designates, appoints and empowers the Agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court or arbitration as described in Article VII of the Deposit Agreement.

     (e) To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or this Deposit Agreement, the Company, to the fullest extent permitted by law, has irrevocably and unconditionally waived, and, in the Deposit Agreement agreed not to plead or claim, any such immunity and consents to such relief and enforcement. Additionally, in the Deposit Agreement, the Company irrevocably and unconditionally waived, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any arbitration or court as provided in Section 7.11 of the Deposit Agreement, and thereby further irrevocably and unconditionally waived and agreed not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.


                                       25